Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Second Quarter 2024 Results
New York City, NY – July 31, 2024 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended June 30, 2024.
Reported GAAP net income (loss) of $(3.8) million for the three months ended June 30, 2024, compared to $35.8 million for the three months ended March 31, 2024. Reported diluted earnings per share ("EPS") to common stockholders of $(0.11) for the three months ended June 30, 2024, compared to $0.35 for the three months ended March 31, 2024.
Reported Distributable Earnings (a non-GAAP financial measure) of $32.4 million, or $0.31 per diluted common share on a fully converted basis(1), for the three months ended June 30, 2024, compared to $41.0 million, or $0.41 per diluted common share on a fully converted basis(1), for the three months ended March 31, 2024.
Second Quarter 2024 Summary
•Core portfolio principal balance of $5.4 billion, an increase of $195 million from the prior quarter
•Closed $622 million of new loan commitments at a weighted average spread of 318 basis points, bringing total commitments for the first two quarters of 2024 to $1.2 billion
•Total liquidity of $699 million, which includes $95 million in cash and cash equivalents
•Produced a second quarter GAAP and Distributable Earnings return on equity (a non-GAAP financial measure) of (2.0)% and 8.0%, respectively
•Declared second quarter common stock cash dividend of $0.355, representing an annualized 9.3% yield on book value per share , fully converted(1)
•GAAP and Distributable Earnings dividend coverage of (22%) and 87%, respectively
•Book value of $15.27 per diluted common share on a fully converted basis(1)
•Repurchased 240,740 shares of common stock at a net average price of $12.42 per share for an aggregate of $3.0 million, which represents a $0.01 per share increase to book value
•During the quarter, the Company sold two Walgreens stores that were part of the REO single tenant retail portfolio. Subsequent to quarter-end, the Company sold an additional 16 Walgreens stores
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “We continue to take advantage of attractive market opportunities and have originated over $1.3 billion in total commitments for FBRT year-to-date in 2024."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “Our 74% multifamily portfolio is performing well, and our team continues to make exceptional progress working through our watch list and REO positions. We continue to deploy capital and grow our balance sheet because of the conviction we have in our portfolio."
Portfolio and Investment Activity
Core Portfolio: For the quarter ended June 30, 2024, the Company closed $622 million of new loan commitments, funded $615 million of principal balance on new and existing loans, and received loan repayments of $240 million. The Company's core portfolio at the end of the quarter consisted of 153 loans with an aggregate principal balance of approximately $5.4 billion. The average loan size was approximately $36 million. Over 99% of the aggregate principal balance of the Company's portfolio is in senior mortgage loans with approximately 97% in floating rate loans and approximately 74% of the portfolio is collateralized by multifamily properties. The Company's exposure to office loans is only 4.7%. As of June 30, 2024, the Company had seven loans on its watch list, two of which are risk rated a five and the remaining risk rated a four.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Conduit: For the quarter ended June 30, 2024, the Company closed $70 million of fixed rate loans that were sold or will be sold through FBRT's conduit program. During the same period, the Company sold $39 million of conduit loans for a gain of $1.4 million, gross of related derivatives.
Real Estate Owned: During the second quarter, the Company sold two Walgreens stores that were part of the single tenant retail portfolio held in REO. The Company recorded a loss of $0.8 million, net of minority interest, related to those sales. Additionally, the Company recorded a loss of $3.5 million, net of minority interest, in the second quarter related to the portfolio sale of 16 Walgreens stores subsequent to quarter-end. The loss consisted of a deferred rent write off and fair value adjustment based on the July 1, 2024 sales price. See subsequent event paragraph for further details on the sale.
Allowance for Credit Losses: During the quarter, the Company recognized an additional incremental provision for credit losses of approximately $32.2 million, comprised of a $32.3 million asset-specific provision and a $(0.1) million general allowance benefit.
Book Value
As of June 30, 2024, book value was $15.27 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter, the Company repurchased 240,740 shares of the Company's common stock under the Company's $65 million share repurchase program. These shares were repurchased at an average price of $12.42 per share, inclusive of any broker's fees or commissions, for an aggregate of $3.0 million. As of July 24, 2024, $31.1 million remains available under the $65 million share repurchase plan.
Subsequent Event
Subsequent to the quarter ended June 30, 2024,     the Company sold 16 of the 21 remaining retail properties in the Walgreens Portfolio for a sale price of $60.9 million. The transaction was financed by the Company.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures.
As noted in (ii) above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended June 30, 2024 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, August 1, 2024, at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10190149/fcd91dd337. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=MxpMVJBX. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of June 30, 2024, FBRT had approximately $6.3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, impairments in the value of real estate property securing our loans or that we own, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$94,779	$337,595
Restricted cash	10,957	6,092
Commercial mortgage loans, held for investment, net of allowance for credit losses of $80,536 and $47,175 as of June 30, 2024 and December 31, 2023, respectively	5,347,395	4,989,767
Commercial mortgage loans, held for sale, measured at fair value	62,165	—
Real estate securities, available for sale, measured at fair value, amortized cost of $214,752 and $243,272 as of June 30, 2024 and December 31, 2023, respectively (includes pledged assets of $215,327 and $167,948 as of June 30, 2024 and December 31, 2023, respectively)	215,327	242,569
Receivable for loan repayment(1)	54,483	55,174
Accrued interest receivable	39,819	42,490
Prepaid expenses and other assets	17,306	19,213
Intangible lease asset, net of amortization	41,280	42,793
Real estate owned, net of depreciation	114,509	115,830
Real estate owned, held for sale	271,316	103,657
Total assets	$6,269,336	$5,955,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,420,137	$3,567,166
Repurchase agreements and revolving credit facilities - commercial mortgage loans	762,437	299,707
Repurchase agreements - real estate securities	243,646	174,055
Mortgage note payable	23,998	23,998
Other financings	12,865	36,534
Unsecured debt	81,345	81,295
Derivative instruments, measured at fair value	1,013	—
Interest payable	13,531	15,383
Distributions payable	36,233	36,133
Accounts payable and accrued expenses	13,014	13,339
Due to affiliates	16,550	19,316
Intangible lease liability, held for sale	10,934	12,297
Total liabilities	$4,635,703	$4,279,223
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of June 30, 2024 and December 31, 2023	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of June 30, 2024 and December 31, 2023	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,054,639 and 82,751,913 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	818	820
Additional paid-in capital	1,596,709	1,599,197
Accumulated other comprehensive income (loss)	575	(703)
Accumulated deficit	(337,734)	(298,942)
Total stockholders' equity	$1,519,110	$1,559,114
Non-controlling interest	24,775	27,095
Total equity	$1,543,885	$1,586,209
Total liabilities, redeemable convertible preferred stock and equity	$6,269,336	$5,955,180
_________________________________________________________

(1) Includes $36.3 million and $55.1 million of cash held by servicer related to the CLOs as of June 30, 2024 and December 31, 2023, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income
Interest income	$133,553	$152,892	$264,111	$283,428
Less: Interest expense	86,740	75,299	168,058	146,374
Net interest income	46,813	77,593	96,053	137,054
Revenue from real estate owned	4,072	6,438	8,784	9,750
Total income	$50,885	$84,031	$104,837	$146,804
Expenses
Asset management and subordinated performance fee	$6,252	$8,900	$14,117	$16,985
Acquisition expenses	195	283	433	661
Administrative services expenses	704	3,398	3,564	7,427
Professional fees	3,864	2,794	7,948	7,608
Share-based compensation	2,087	1,228	3,886	2,250
Depreciation and amortization	1,417	2,196	2,835	4,001
Other expenses	3,202	4,301	5,565	6,467
Total expenses	$17,721	$23,100	$38,348	$45,399
Other income/(loss)
(Provision)/benefit for credit losses	$(32,178)	$(21,624)	$(35,059)	$(25,984)
Realized gain/(loss) on extinguishment of debt	—	270	—	5,037
Realized gain/(loss) on real estate securities, available for sale	—	—	88	596
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	1,384	2,094	6,897	2,094
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	158	(303)	615	44
Gain/(loss) on other real estate investments	(6,249)	(1,691)	(6,243)	(3,030)
Trading gain/(loss)	—	(946)	—	2,022
Unrealized gain/(loss) on derivatives	(183)	393	(321)	73
Realized gain/(loss) on derivatives	22	573	313	617
Total other income/(loss)	$(37,046)	$(21,234)	$(33,710)	$(18,531)
Income/(loss) before taxes	(3,882)	39,697	32,779	82,874
(Provision)/benefit for income tax	117	(53)	(717)	609
Net income/(loss)	$(3,765)	$39,644	$32,062	$83,483
Net (income)/loss attributable to non-controlling interest	1,590	(41)	1,683	(50)
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$(2,175)	$39,603	$33,745	$83,433
Less: Preferred stock dividends	6,748	6,749	13,497	13,497
Net income/(loss) applicable to common stock	$(8,923)	$32,854	$20,248	$69,936

Basic earnings per share	$(0.11)	$0.39	$0.24	$0.83
Diluted earnings per share	$(0.11)	$0.39	$0.24	$0.83
Basic weighted average shares outstanding	81,815,681	82,252,979	81,904,888	82,512,434
Diluted weighted average shares outstanding	81,815,681	82,252,979	81,904,888	82,512,434

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common as of the three and six months ended June 30, 2024 and 2023 (amounts in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Net Income (Loss)	$(3,765)	$39,644	$32,062	$83,483
Adjustments:
CLO amortization acceleration(1)	—	(1,197)	—	(2,665)
Unrealized (gain)/loss on financial instruments(2)	6,274	1,601	5,949	2,913
Unrealized (gain)/loss - ARMs	—	1,149	—	415
(Reversal of)/Provision for credit losses	32,178	21,624	35,059	25,984
Non-Cash Compensation Expense	2,087	1,228	3,886	2,250
Depreciation and amortization	1,417	2,196	2,835	4,001
Subordinated performance fee(3)	(2,158)	2,614	(2,712)	2,020
Realized (gain)/loss on debt extinguishment / CLO call	—	(270)	—	(5,037)
Realized Cash Gain/(Loss) Adjustment on REO(4)	(3,680)	—	(3,680)	—
Loan workout charges/(loan workout recoveries)(5)	—	(5,105)	—	(5,105)
Distributable Earnings	$32,353	$63,484	$73,399	$108,259
7.5% Series E Cumulative Redeemable Preferred Stock Dividend	(4,842)	(4,842)	(9,684)	(9,683)
Noncontrolling Interests in Joint Ventures Net (Income) / Loss	1,590	(41)	1,683	(50)
Noncontrolling Interests in Joint Ventures Adjusted Net (Income) / Loss DE Adjustments	(1,676)	(426)	(1,952)	(787)
Distributable Earnings to Common	$27,425	$58,175	$63,446	$97,739
Average Common Stock & Common Stock Equivalents(6)	1,370,731	1,413,493	1,380,321	1,408,571
GAAP Net Income/(Loss) ROE	(2.0)%	9.8%	3.5%	5.2%
Distributable Earnings ROE	8.0%	16.5%	9.2%	6.9%
GAAP Net Income/(Loss) Per Share, Diluted	$(0.11)	$0.39	$0.24	$0.83
GAAP Net Income/(Loss) Per Share, Fully Converted(7)	$(0.08)	$0.39	$0.27	$0.83
Distributable Earnings Per Share, Fully Converted(7)	$0.31	$0.66	$0.72	$1.10
________________________
(1) Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance costs incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustment no longer necessary.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(4) Represents the actual realized cash loss upon the sale of REO investments, which may be different than the GAAP basis. As of June 30, 2024, the Company has $42.8 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized upon asset sales.
(5) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in the first, second, and third quarters of 2022 amounting to $1.9 million, $3.0 million, and $0.2 million, respectively.
(6) Represents the average of all classes of equity except the Series E Preferred Stock.
(7) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.